UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2010

SouthWest Water Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-8176	95-1840947
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wilshire Building
624 South Grand Avenue, Suite 2900
Los Angeles, CA	90017-3782
(Address of principal executive offices)	(Zip Code)

(213) 929-1800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

(b), (c) and (e)

On January 26, 2010, SouthWest Water Company appointed Ben Smith to the position of Chief Financial Officer on an interim basis and designated him the Company’s principal financial officer.  Mr. Smith, age 39, joined the Company in May 2006 and has been serving as its Vice President of Financial Services since January 2008 and as its principal accounting officer since May 2009.  Mr. Smith’s biographical information is included in Part III, Item 10 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and is incorporated herein by reference.

In connection with Mr. Smith’s interim appointment to the position of Chief Financial Officer, the Company increased his annual base salary to $280,000 per year, effective as of January 26, 2010.  In addition, Mr. Smith will be eligible to receive a cash incentive award of up to $80,000 based upon his achievement of performance targets related to tasks associated with the transition of his responsibilities.

On January 25, 2009, David B. Stanton’s employment with the Company was terminated.  He had served as the Company’s Chief Financial Officer and before that as the Chief Operating Officer.

Item 8.01     Other Events

On January 27, 2010, the Company issued a news release announcing the management changes.

The information contained in the news release is incorporated herein by reference and furnished as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits

(c)       Exhibits

Exhibit No.	Description
99.1	January 27, 2010 News Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST WATER COMPANY
(Registrant)

		By:	/s/ William K. Dix
			Name:	William K. Dix
			Title:	Vice President, General
Counsel and Corporate Secretary

Date:	January 27, 2010